SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 16, 2020

CBM BANCORP, INC.

(Exact name of Registrant as Specified in Charter)

Maryland	001-38680	83-1095537
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2001 East Joppa Road, Baltimore, MD 21234

(Address of Principal Executive Offices)

(410) 665-7600

Registrant’s telephone number, including area code

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock (par value $0.01 per share)	CBMB	The NASDAQ Stock Market, LLC

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Termination of Supplemental Executive Retirement Plan

In November 2014, Chesapeake Bank of Maryland (the “Bank”), the wholly owned subsidiary of CBM Bancorp, Inc. (the “Company”), implemented a Supplemental Executive Retirement Plan (the “SERP”) between the Bank and William J. Bocek, Jr., who was President of the Bank at that time and is currently the Bank’s Chairman and Chief Executive Officer. On September 16, 2020, the Compensation Committee approved a 2020 Plan Amendment of the SERP to terminate the SERP effective as of that date.

Pursuant to the terms of the SERP, as amended by the 2020 Plan Amendment, upon termination of the SERP, Mr. Bocek will receive payment of his currently vested benefit no earlier than 12 months and no later than 24 months following the termination date. The benefit will be made in the form of a single, lump-sum distribution to Mr. Bocek as of October 1, 2021. The payment to Mr. Bocek is currently estimated to be approximately $265,000.

The 2020 Plan Amendment is enclosed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Amended Employment Agreements

On September 16, 2020, the Compensation Committee agreed to amend and restate employment agreements with Jodi L. Beal, who is Executive Vice President, Chief Financial Officer and Treasurer of both companies, to extend the term of her agreements from one to two years, to increase her severance payment upon termination without cause or Good Reason to the remaining term of the agreements, but not less than for a period of one year, and following a Change in Control (as defined in the agreements) from 100% to 200% of her annual taxable compensation and to establish a new agreement term ending September 30, 2022. In addition, certain clarifying and updating revisions were made to reflect, among other things, the Company’s and the Bank’s conversion and reorganization in 2018 from the mutual holding company corporate structure to the public holding company structure. The amended and restated employment agreements by and between the Bank, the Company and Ms. Beal are to be effective as of September 30, 2020, are enclosed as Exhibits 10.6 and 10.7 to this Current Report on Form 8-K, and are incorporated herein by reference.

On September 16, 2020, the Compensation Committee also approved, amended and restated employment agreements with each of Mr. Bocek and Joseph M. Solomon who is President of the Bank and the Company. The clarifying and updating revisions conform these agreements with those of Ms. Beal. The agreement term for Mr. Bocek and Mr. Solomon have been extended to September 30, 2023. The amended and restated agreements are to be effective as of September 30, 2020, are enclosed as Exhibits 10.2 and 10.3 for Mr. Bocek and Exhibits 10.4 and 10.5 for Mr. Solomon, and are incorporated in this Current Report on Form 8-K by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Document

10.1	2020 Plan Amendment effective as of September 16, 2020

10.2	Employment Agreement, as amended and restated, dated as of September 30, 2020, by and between Chesapeake Bank of Maryland and William J. Bocek, Jr.

10.3	Employment Agreement, as amended and restated, dated as of September 30, 2020, by and between CBM Bancorp, Inc. and William J. Bocek, Jr.

10.4	Employment Agreement, as amended and restated, dated as of September 30, 2020, by and between Chesapeake Bank of Maryland and Joseph M. Solomon.

10.5	Employment Agreement, as amended and restated, dated as of September 30, 2020, by and between CBM Bancorp, Inc. and Joseph M. Solomon.

10.6	Employment Agreement, as amended and restated, dated as of September 30, 2020, by and between Chesapeake Bank of Maryland and Jodi L. Beal.

10.7	Employment Agreement, as amended and restated, dated as of September 30, 2020, by and between CBM Bancorp, Inc. and Jodi L. Beal.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CBM BANCORP, INC.

DATE: September 22, 2020	By:	/s/ Joseph M. Solomon
Joseph M. Solomon
President
(Duly Authorized Officer)